As filed with the Securities and Exchange Commission on August 30, 2019.

Registration Nos. 333-65827, 333-44528 and 333-210759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 21 TO REGISTRATION NO. 333-65827

POST-EFFECTIVE AMENDMENT NO. 10 TO REGISTRATION NO. 333-44528

and

POST-EFFECTIVE AMENDMENT NO. 4 TO REGISTRATION NO. 333-210759

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

WADDELL & REED FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0261715
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6300 Lamar Avenue

Overland Park, Kansas 66202

(Address of Principal Executive Offices, including Zip Code)

1998 EXECUTIVE STOCK AWARD PLAN, AS AMENDED AND RESTATED,

1998 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN, AS AMENDED AND RESTATED AND

1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full Title of the Plans)

MARK P. BUYLE	COPY TO:
SENIOR VICE PRESIDENT, GENERAL COUNSEL	GLEN J. HETTINGER
CHIEF LEGAL OFFICER AND SECRETARY	NORTON ROSE FULBRIGHT US LLP
WADDELL & REED FINANCIAL, INC.	2200 ROSS AVENUE, SUITE 3600
6300 LAMAR AVENUE	DALLAS, TEXAS 75201
OVERLAND PARK, KANSAS 66202	(214) 855-8000
(913) 236-2000
(Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note:

This Post-Effective Amendment to Registration Statements on Form S-8 (this “Post-Effective Amendment”) constitutes (1) Post-Effective Amendment No. 21 to Registration Statement on Form S-8, Registration No. 333-65827, filed on October 16, 1998, (2) Post-Effective Amendment No. 10 to Registration Statement on Form S-8, Registration No. 333-44528, filed on August 25, 2000, and (3) Post-Effective Amendment No. 4 to Registration Statement on Form S-8, Registration No. 333-210759, filed on April 14, 2016.

This Post-Effective Amendment is being filed solely for the purpose of permitting the resale of control securities that (i) have been or will be acquired by the selling stockholders under Waddell & Reed Financial, Inc.’s 1998 Stock Incentive Plan, as amended and restated, and (ii) have been acquired by the selling stockholders under Waddell & Reed Financial, Inc.’s 1998 Executive Stock Award Plan, as amended and restated, and 1998 Non-Employee Director Stock Award Plan, as amended and restated, in each case, pursuant to the reoffer prospectus that forms a part of this Post-Effective Amendment.  The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act of 1933, as amended, and has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reoffers or resales of the shares that have been or will be acquired by the selling stockholders.

REOFFER PROSPECTUS

WADDELL & REED FINANCIAL, INC.

1,716,785 SHARES

CLASS A COMMON STOCK, $.01 PAR VALUE

ACQUIRED PURSUANT TO THE WADDELL & REED FINANCIAL, INC.

1998 EXECUTIVE STOCK AWARD PLAN, AS AMENDED AND RESTATED,

1998 NON-EMPLOYEE DIRECTOR STOCK AWARD PLAN, AS AMENDED AND RESTATED AND

1998 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

Our stockholders identified below under the caption “Selling Stockholders” may offer to sell up to 1,716,785 shares of our Class A common stock.

We have already issued to the selling stockholders the shares being offered by the selling stockholders, or we will issue the shares being offered by the selling stockholders prior to the sale of the shares.  This offering is not part of the original issuance of the shares of Class A common stock.  We will not receive any of the proceeds from the selling stockholders’ sale of their shares.  The selling stockholders may offer the shares in transactions on the New York Stock Exchange (the “NYSE”), in negotiated transactions, or through a combination of these methods.  The selling stockholders may offer the shares at prices relating to the prevailing market prices or at negotiated prices.

Our Class A common stock is quoted on the NYSE under the symbol “WDR.”  On August 28, 2019 the last sale price of the Class A common stock, as reported on the NYSE, was $15.57 per share.  Our principal executive offices are located at 6300 Lamar Avenue, Overland Park, Kansas 66202 (telephone number:  (913) 236-2000).

INVESTING IN THE CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS.  SEE “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Reoffer Prospectus or to which we have referred you.  We have not authorized anyone to provide you with information that is different from that contained in this Reoffer Prospectus.  The selling stockholders may offer to sell, and seek offers to buy, shares of Class A common stock only in jurisdictions where offers and sales are permitted.  The information contained in this Reoffer Prospectus is accurate only as of the date of this Reoffer Prospectus, regardless of the time of delivery of this Reoffer Prospectus or of any sale of the Class A common stock.

This Reoffer Prospectus is dated August 30, 2019.

RISK FACTORS

An investment in our securities involves risks.  Before investing in our securities, you should carefully consider the risks, uncertainties and other factors described under “Risk Factors” in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the United States Securities and Exchange Commission (the “SEC”).  Our business, financial condition or results of operations could be materially adversely affected by these risks.  For more information about our SEC filings, please see “Available Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this Reoffer Prospectus and accompanying prospectus supplements, if any, contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The statements reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those disclosed in the “Risk Factors” section above.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  All forward-looking statements contained in or incorporated by reference in this Reoffer Prospectus and accompanying prospectus supplements, if any, are based upon information available to us on the date such statements are made.  We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

SELLING STOCKHOLDERS

The table below sets forth information with respect to the beneficial ownership of our Class A common stock by the selling stockholders immediately prior to and after this offering.  No selling stockholder owns, on the date hereof, in excess of one percent of the outstanding Class A common stock.  All information with respect to beneficial ownership has been furnished by the selling stockholders.  The number of shares that may be sold by each selling stockholder from time to time will be updated in supplements to this Reoffer Prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act.  In each case, the indicated number of shares of Class A common stock includes vested and unvested restricted Class A common stock. Unvested shares of Class A common stock may not be sold by selling stockholders unless and until the applicable awards vest in accordance with the terms and conditions of the awards.  Under Rule 416 of the Securities Act, the selling stockholders may also offer and sell Class A common stock issued to the selling stockholders as a result of, among other things, stock splits, stock dividends and other similar events that affect the number of shares of Class A common stock held by the selling stockholders.

Name	Class A Common Stock Beneficially Owned as of August 30, 2019 (1)	Number of Shares Offered	Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (2)
Kathie J. Andrade
Director	5,646	5,646	0	*

Sharilyn S. Gasaway
Director	44,683	44,683	0	*

Thomas C. Godlasky
Chairman of the Board	48,122	48,122	0	*

James A. Jessee
Director	3,725	3,725	0	*

Alan W. Kosloff
Director	46,999	46,999	0	*

Dennis E. Logue
Director	69,452	69,202	250	*

Michael F. Morrissey
Director	44,683	44,683	0	*

Jerry W. Walton
Director	78,827	72,899	5,928	*

Brent K. Bloss
Executive Vice President and Chief Operating Officer	313,527	313,489	38	*

Name	Class A Common Stock Beneficially Owned as of August 30, 2019 (1)	Number of Shares Offered	Number of Shares Beneficially Owned After Offering (2)	Percentage of Shares Beneficially Owned After Offering (2)
Mark P. Buyle
Senior Vice President, General Counsel, Chief Legal Officer and Secretary	67,649	67,388	261	*

Benjamin R. Clouse
Senior Vice President and Chief Financial Officer	83,366	80,778	2,588	*

Daniel P. Hanson
Senior Vice President and Chief Investment Officer	259,255	130,159	129,096	*

Shawn M. Mihal
Senior Vice President — Wealth Management	59,157	59,157	0	*

Christopher W. Rackers
Senior Vice President and Chief Administrative Officer	34,866	34,866	0	*

Philip J. Sanders
Chief Executive Officer and Director	650,267	649,661	606	*

Amy J. Scupham
Senior Vice President — Distribution	45,328	45,328	0	*

* Less than 1%

(1)                                 Indirect beneficial ownership includes shares owned (a) by the director or officer as trustee or beneficiary of a personal trust, or (b) by a spouse of the director or officer.

(2)                                 Assumes that all shares offered hereby are sold, but no other securities held by the selling stockholder are sold and the selling stockholder does not acquire any additional securities.

PLAN OF DISTRIBUTION

The Class A common stock being offered by the selling stockholders pursuant to this Reoffer Prospectus may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest.  Such sales may be made on the NYSE, in negotiated transactions or through a combination of these methods.  The selling stockholders may offer the shares at prices relating to the prevailing market price or at negotiated prices.  In addition, any securities covered by this Reoffer Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under such rule rather than pursuant to this Reoffer Prospectus.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers will receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale.  The selling stockholders and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(a)(11) of the Securities Act and a portion of any proceeds or sales discounts, commissions or other compensation may be deemed to be underwriting compensation for purposes of that Act.

USE OF PROCEEDS

We will not receive any proceeds from this offering.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this Reoffer Prospectus has been passed upon for us by Hughes & Luce, L.L.P., Dallas, Texas.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC.  You may review our Exchange Act filings on the SEC’s web site at http://www.sec.gov or on our web site at http://www.ir.waddell.com.  Information on our web site is not incorporated into this Reoffer Prospectus or our other securities filings, and is not a part of these filings.

We have filed with the SEC Registration Statements on Form S-8, with exhibits thereto (collectively, the “Registration Statements”), under the Securities Act with respect to the shares of Class A common stock offered by this Reoffer Prospectus.  This Reoffer Prospectus does not contain all information set forth in the Registration Statements.  Certain parts of the Registration Statements have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the Registration Statements, which can be reviewed on the SEC’s web site at http://www.sec.gov.

DOCUMENTS INCORPORATED BY REFERENCE

We will provide, without charge, to each person to whom a copy of this Reoffer Prospectus is delivered, including any beneficial owner, upon the written or oral request of that person, a copy of any or all of the documents incorporated by reference into this Reoffer Prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates).  Requests should be directed to:

Waddell & Reed Financial, Inc.

6300 Lamar Avenue

Overland Park, Kansas 66202

Attn:  Secretary

(913) 236-2000

The following documents previously filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated into this Reoffer Prospectus by reference and are deemed a part of this Reoffer Prospectus:

(a)                                 Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

(b)                                 The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 6, 2019, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(c)                                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 3, 2019 and August 2, 2019, respectively;

(d)                                 Our Current Reports on Form 8-K, filed with the SEC on March 4, 2019, April 24, 2019, June 11, 2019, June 19, 2019 and July 8, 2019 (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K); and

(e)                                  The description of our Class A common stock contained in our Registration Statement on Form 8- A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description.

All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Reoffer Prospectus and prior to the termination of the offering relating to this Reoffer Prospectus (other than such portions and exhibits of the respective filings that were furnished pursuant to Items 2.02 or 7.01 of Current Reports on Form 8-K and not deemed filed under the Exchange Act) will be deemed to be incorporated by reference into this Reoffer Prospectus and to be a part of this Reoffer Prospectus from the date of filing of those documents.  Any statement incorporated or deemed to be incorporated by reference into this Reoffer Prospectus will be deemed to be modified, replaced or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this Reoffer Prospectus modifies, replaces or supersedes that statement.  Any statement so modified, replaced or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Reoffer Prospectus.

Waddell & Reed Financial, Inc.

1,716,785 SHARES

CLASS A COMMON STOCK, $.01 PAR VALUE

REOFFER PROSPECTUS

August 30, 2019

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated into this Registration Statement by reference and are deemed a part of this Registration Statement:

(a)                                 Our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 22, 2019;

(b)                                 The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 6, 2019, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

(c)                                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, filed with the SEC on May 3, 2019 and August 2, 2019, respectively;

(d)                                 Our Current Reports on Form 8-K, filed with the SEC on March 4, 2019, April 24, 2019, June 11, 2019, June 19, 2019 and July 8, 2019 (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K); and

(e)                                  The description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 27, 1998, including any amendment or report filed for the purpose of updating such description.

All documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than such portions and exhibits of the respective filings that were furnished pursuant to Items 2.02 or 7.01 of Current Reports on Form 8-K and not deemed filed under the Exchange Act) will be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of those documents.  Any statement incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified, replaced or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this Registration Statement modifies, replaces or supersedes that statement.  Any statement so modified, replaced or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that each person who was or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was one of our directors or officers or is or was serving at our request as a director or officer of another company, partnership, joint venture, trust, or other enterprise, will be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may be amended (but, in the case of any amendment, only to the extent that amendment permits us to provide broader indemnification rights than the Delaware General Corporation Law permitted us to provide prior to that amendment), against all expense, liability, and loss reasonably incurred or suffered by that person in connection therewith and that indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors, and administrators.

Section 102 of the Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty.  The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability:  (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law; (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for transactions in which the director received an improper personal benefit.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person has been adjudged to be liable to the corporation unless a court finds that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses as the court deems proper.

We maintain directors and officers liability insurance for the benefit of our directors and officers.

We have also entered into an indemnification agreement with each Indemnitee.  The indemnification agreement provides that we will (subject to certain exceptions) defend, hold harmless and indemnify the Indemnitee to the fullest extent permitted by law in connection with any proceeding covered by the indemnification agreement.  The indemnification agreement also provides that we will, to the fullest extent permitted by law, advance all expenses incurred by an Indemnitee in connection with a proceeding covered by the indemnification agreement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.   EXHIBITS.

Exhibit
Number	Description

4.1

Specimen of Class A Common Stock Certificate, par value $0.01 per share. Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-43687, on February 27, 1998 and incorporated herein by reference.

4.2

Waddell & Reed Financial, Inc. 1998 Non-Employee Director Stock Award Plan, as amended and restated. Filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, File No. 001-13913, for the quarter ended September 30, 2012 and incorporated herein by reference.

4.3

Waddell & Reed Financial, Inc. 1998 Executive Stock Award Plan, as amended and restated. Filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, File No. 001-13913, for the quarter ended September 30, 2012 and incorporated herein by reference.

4.4

Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated. Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, File No. 001-13913, on April 14, 2016 and incorporated herein by reference.

5.1

Opinions of Hughes & Luce, L.L.P. Filed as Exhibit 5.1 to each of the Company’s Registration Statements on Form S-8, File Nos. 333-65827 and 333-44528, on October 16, 1998 and August 25, 2000, respectively, and incorporated herein by reference.

23.1	Consents of Hughes & Luce, L.L.P. Contained in Exhibit 5.1 hereto.

23.2*	Consent of KPMG LLP.

24.1*	Powers of Attorney.

* Filed herewith

ITEM 9.   UNDERTAKINGS.

(a)                                 We hereby undertake:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)                                 We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on August 30, 2019.

WADDELL & REED FINANCIAL, INC.

/s/ BENJAMIN R. CLOUSE
Benjamin R. Clouse
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to its Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

/s/ PHILIP J. SANDERS	Chief Executive Officer and Director	August 30, 2019
Philip J. Sanders	(Principal Executive Officer)

/s/ BENJAMIN R. CLOUSE	Senior Vice President and Chief Financial Officer	August 30, 2019
Benjamin R. Clouse	(Principal Financial Officer)

/s/ MICHAEL J. DALEY	Vice President — Chief Accounting Officer, Investor Relations and Treasurer	August 30, 2019
Michael J. Daley	(Principal Accounting Officer)

* /s/ KATHIE J. ANDRADE	Director	August 30, 2019
Kathie J. Andrade

* /s/ SHARILYN S. GASAWAY	Director	August 30, 2019
Sharilyn S. Gasaway

* /s/ THOMAS C. GODLASKY	Chairman of the Board	August 30, 2019
Thomas C. Godlasky

* /s/ JAMES A. JESSEE	Director	August 30, 2019
James A. Jessee

* /s/ ALAN W. KOSLOFF	Director	August 30, 2019
Alan W. Kosloff

* /s/ DENNIS E. LOGUE	Director	August 30, 2019
Dennis E. Logue

* /s/ MICHAEL F. MORRISSEY	Director	August 30, 2019
Michael F. Morrissey

* /s/ JERRY W. WALTON	Director	August 30, 2019
Jerry W. Walton

*By:	/s/ Jeffrey P. Bennett
Jeffrey P. Bennett
Attorney-in-fact